UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 24, 2024
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 24, 2024 (June 25, 2024 in Australia), Coronado Global Resources Inc. (the “Company”) lodged an announcement with the Australian Securities Exchange regarding the termination by The Energy & Minerals Group (“EMG”) of the agreement for Sev.en Global Investments to acquire all of EMG’s interest in the Company. A copy of the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Announcement Regarding Termination of the Agreement for Sev.en Global Investments a.s. to Acquire The Energy & Minerals Group’s Majority Stake in Coronado Global Resources Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Christopher P. Meyering
Name:	Christopher P. Meyering
Title:	Vice President and Chief Legal Officer

Date:	June 24, 2024